UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2012

ENER1, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	001-34050	59-2479377
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, Suite 40

New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

(212) 920-3500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Debtor-in-Possession Facility

On January 27, 2012, in connection with Ener1, Inc.’s (the “Company”) pending voluntary petition seeking relief under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code in the case entitled “In re Ener1, Inc.,” Case No. 12-10299 (the “Chapter 11 Case”), the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), authorized the Company on an interim basis to enter into the Debtor-in-Possession Loan Agreement (the “DIP Loan Agreement”) with Bzinfin S.A. (“Bzinfin”), as lender and agent. The Company and Bzinfin signed the DIP Loan Agreement on January 27, 2012. The DIP Loan Agreement provides for a revolving facility not to exceed $20 million, of which the Bankruptcy Court authorized the Company to draw up to $13.5 million of revolving advances prior to a final hearing. The Company’s ability to draw revolving advances under the DIP Loan Agreement is subject to the satisfaction of certain conditions, including that requests be made by the Company at least three business days in advance of the business day on which any advance is to be made, requests be necessary and in conformance with the Company’s budget contained in the DIP Loan Agreement and no event of default (as defined in the DIP Loan Agreement) shall have occurred and be continuing. A final hearing regarding the DIP Loan Agreement, including authorization to draw the remaining $6.5 million thereunder, is scheduled before the Bankruptcy Court on February 16, 2012. Borrowings under the DIP Loan Agreement bear interest at LIBOR plus 7% per annum and mature 90 days after the Petition Date (the “Maturity Date”), except that borrowings may be required to be repaid earlier in the case of an event of default under the DIP Loan Agreement. The obligations of the Company as borrower under the DIP Loan Agreement are secured by all of the present and future assets of the Company, subject to certain exceptions, and are guaranteed by the Company’s subsidiaries EnerDel, Inc. (“EnerDel”), EnerFuel, Inc. and NanoEner, Inc.

The DIP Loan Agreement contains customary representations and warranties, as well as affirmative and negative covenants and is subject to customary events of default. If an event of default occurs, upon five (5) business days written notice to the Company, Bzinfin may declare all remaining principal and accrued and unpaid interest thereon due and payable. Upon and after the occurrence and during the existence of an event of default, Bzinfin is required to file a motion with the Bankruptcy Court seeking relief from the automatic stay to enforce any of its rights or remedies. However, Bzinfin may not enforce any of its rights and remedies upon the occurrence and during the existence of an event of default unless it provides the GSAM Noteholders (as defined below) an opportunity to become parties to the DIP Loan Agreement and to participate with Bzinfin in making additional revolving advances to the Company under the DIP Loan Agreement. If the GSAM Noteholders become parties to the DIP Loan Agreement and participate with Bzinfin in making additional revolving advances to the Company, then Bzinfin may not enforce its rights and remedies upon the occurrence and during the existence of an event of default under the DIP Loan Agreement until the earlier of the Maturity Date or termination of the Restructuring, Lockup and Plan Support Agreement dated January 26, 2012, among the Company, Bzinfin, the GSAM Noteholders and the other parties signatory thereto (which agreement is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 26, 2012). If the GSAM Noteholders either do not become parties to the DIP Loan Agreement or after having done so do not participate with Bzinfin in making additional revolving advances to the Company then Bzinfin may enforce its rights and remedies upon the earlier occurrence of either event.

A portion of the borrowings under the DIP Loan Agreement will be used to repay the $6.5 million of outstanding principal amount of the loan and accrued and unpaid interest thereon, as well as fees and expenses under the Loan Agreement (the “Bridge Loan Agreement”), dated as of November 16, 2011, as amended, among the Company, as borrower, Bzinfin, as agent, and certain investment funds managed by Goldman Sachs Asset Management, L.P. (the “GSAM Noteholders”) and Bzinfin, as lenders. No early termination penalties will be incurred by the Company in connection with the repayment of the Bridge Loan Agreement. The Company may also use borrowings under the DIP Loan Agreement to pay costs, expenses and all other payment amounts incurred in connection with the DIP Loan Agreement; for general working capital and operational expenses; and to fund loans to the Company’s EnerDel subsidiary.

The above description of the DIP Loan Agreement is not complete and is qualified in its entirety by the full text of the DIP Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Court documents filed in the Chapter 11 Case (other than documents filed under seal or otherwise subject to confidentiality protections) will be accessible at the Bankruptcy Court’s Internet site, www.nysb.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856 or online at http://pacer.psc.uscourts.gov. The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Current Report on Form 8-K.

In addition to being a lender under the Bridge Loan Agreement, as described in the Company’s Current Report on Form 8-K filed with the SEC on November 22, 2011, Bzinfin is an affiliate of the Company by virtue of being the beneficial owner, directly and indirectly through its wholly-owned subsidiary, Ener1 Group, Inc., of approximately 41% of the Company’s outstanding common stock as of September 14, 2011 (without giving effect to the exercise or conversion of the Company common stock-based derivative securities owned by Bzinfin and Ener1 Group, Inc.). Bzinfin is controlled by Boris Zingarevich, who is a director of the Company. Bzinfin is also the lender under a Line of Credit Agreement with the Company, under which $11.4 million in aggregate principal amount and accrued and unpaid interest was outstanding as of September 12, 2011. See also the information set forth under “Supply Agreement” below, and the information regarding Bzinfin included in the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2012.

The GSAM Noteholders are holders of $42.6 million of the aggregate principal amount of the Company’s outstanding 8.25% senior unsecured notes (which are convertible into shares of the Company common stock) and warrants to purchase shares of the Company’s common stock. As of January 25, 2012, the GSAM Noteholders no longer held any shares of the Company’s outstanding common stock. See also the information regarding the GSAM Noteholders included in the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2012.

Supply Agreement

On January 24, 2012, EnerDel, a subsidiary of the Company, entered into a Supply Agreement (the “Supply Agreement”) with EnerZ LLC (“EnerZ”), a company beneficially owned by Boris Zingarevich. Under the Supply Agreement, EnerZ will purchase certain batteries and related components for use in a grid energy storage system. Pursuant to the Supply Agreement, upon EnerDel reaching certain milestones in the production and installation of its products according to a mutually agreed-upon schedule of work, EnerZ shall pay to EnerDel a total of $4.2 million.

The above description of the Supply Agreement is not complete and is qualified in its entirety by the full text of the Supply Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The relationship between the Company and Bzinfin is set forth under “Debtor-in-Possession Facility” above.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K related to the DIP Loan Agreement and the Prior Loan Agreement is hereby incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
10.1*	Debtor-in-Possession Loan Agreement, dated January 27, 2012, by and among Ener1, Inc., as borrower, and Bzinfin S.A., as agent and lender.
10.2*	Supply Agreement, dated January 24, 2012, between EnerDel, Inc. and EnerZ LLC.

_______________

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2012	Ener1, Inc.

	By:	/s/ Nicholas Brunero
Name: Nicholas Brunero
Title: Interim President and General Counsel

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